Exhibit 10.4

Consulting Agreement

This Consulting Agreement (“Agreement”) entered into as of the 10th day of September 2008, to be effective as of September 1, 2008, is entered into by and between Texhoma Energy, Inc., a Nevada corporation (“Texhoma”) and Philippe Junot, an individual (the “Consultant”), each a “Party” and collectively the “Parties.”

WHEREAS, Texhoma desires for the Consultant to provide services to Texhoma and the Consultant desires to provide services to Texhoma on the terms and conditions set forth below.

NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.           Consulting Services.

The Consultant agrees to provide services to the Company which may include, but are not limited to, introductions to financing sources, potential strategic partners, and/or general advisory services (the “Services”).

2.           Consideration.

In consideration for the Consultant agreeing to provide the Services, Texhoma agrees to issue the Consultant 10,000,000 restricted shares of Texhoma’s common stock (the “Common Stock”), which shall be treated as earned by Consultant as soon as the Parties enter into this Agreement.  The Common Stock shall be issued to the Consultant at such time as the Company chooses and not later than when it is able to obtain shareholder approval and affect an increase in its total number of authorized but unissued shares of common stock.

3.           Representations of Consultant.

a)
Consultant recognizes that the Common Stock has not been registered under the Securities Act of 1933, as amended (“Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Common Stock is registered under the Act or unless an exemption from registration is available.  The Consultant may not sell the Common Stock without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

b)
The Consultant is acquiring the Common Stock for his, her or its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Common Stock.  The Consultant confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Common Stock for an indefinite period of time, and (iii) to afford a complete loss of its investment.  The Consultant also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment.

c)
The Consultant acknowledges that he, she, or it is an “Accredited Investor” as defined in Rule 501 of Regulation D of the Act as adopted by the Securities and Exchange Commission; and/or that the Consultant is not a “U.S. Person” and the issuance of the Common Stock and the transactions evidenced by this Agreement is exemption from registration pursuant to Regulation S of the Act; and/or that the Consultant is aware of the business operations and financial condition of Texhoma including the risks associated therewith and has access to and has reviewed similar information regarding Texhoma as would be included in a registration statement, and as such; the issuance of the Common Stock is exempt from registration under the Act.

4.           Term.

This Agreement shall have a one year term, and shall be renewable upon the expiration of such term by the mutual consent of the Parties.  This Agreement may be terminated by either party with thirty (30) days written notice to the non-terminating Party.

5.           Signatures.

This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the day and year first above written.

Texhoma Energy, Inc.	“Consultant”
A Nevada Corporation

/s/ Dan Vesco	/s/ Philippe Junot
Dan Vesco	Philippe Junot
President

Date: 09/08/08	Date: 09/29/08